Trans fer Agreement

THIS AGREEMENT (this "Agreement"), dated as of December 9, 2008, is entered into by and among 333 East 60th Street Inc., a New York corporation having its principal office at 333 East 60th Street, New York, New York 10022 ("333"), Entertainment Management Services, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 ("EMS"), and Scores Holding Company, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 ("SCRH").

WHEREAS, 333 is the sole owner of EMS;

WHEREAS, pursuant to the Amended and Restated Master License Agreement (the "MLA") by and between EMS and SCRH, SCRH granted to EMS the exclusive worldwide license for twenty years plus six five-year renewals at the option of EMS to sublicense Scores the trademarks and related intellectual property (the "Licensing Rights");

WHEREAS, pursuant to the MLA, EMS is entitled to receive 50% of the licensing fees paid by non-affiliated nightclubs (the "EMS Royalty Rights");

WHEREAS, EMS has sublicensed the Licensing Rights to various non-affliliated nightclubs (the "Existing Sublicensees");

WHEREAS, SCRH desires to recover the Licensing Rights granted to EMS under the License;

WHEREAS, SCRH desires to obtain the EMS Royalty Rights;

WHEREAS,

WHEREAS, 333 owes SCRH $1,220,475 (the "Debt");

WHEREAS, 333 desires to satisfy some of the Debt;

WHEREAS, 333 desires to transfer all the Licensing Rights and the EMS Royalty Rights from Existing Sublicensees to SCRH in full satisfaction of the 333 Debt; and

WHEREAS, SCRH desires to obtain the Licensing Rights and EMS Royalty Rights from Existing Sublicensees in full satisfaction of the Debt.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

1. TRANSFER OF RIGHTS

PA CS

a. Licensing Rights. Subject to the terms and conditions of this Agreement, 333 shall cause EMS to (i) transfer, grant, convey and assign to SCRH free and clear of any charges, liens or other encumbrances the Licensing Rights; and

b. Royalty Rights. Subject to the terms and conditions of this Agreement, EMS shall (i) transfer, grant, convey and assign to SCRH free and clear of any charges, liens or other encumbrances the EMS Royalty Rights relating to Existing Sublicensees.

2. CONSIDERATION

In consideration for the Transfers in Paragraph 1, SCRH shall credit 333 with a $600,000 payment of the Debt.

3. CLOSING

a. Subject as hereafter provided, closing (the "Closing") shall take place at the office of SCRH on December 23, 2008 or such other place and/or date as the parties hereto may agree to in writing.

b. At Closing 333 shall provide SCRH with letters from EMS to each of the Existing Sublicensees advising them that all licensing fees generated from the date of Closing forward shall be payable directly in full to SCRH.

c. At Closing SCRH shall provide 333 with a duly executed acknowledgement that the 333 Debt is satisfied in its entirety.

d. At Closing 333 shall provide SCRH with a duly executed assignment from EMS to SCRH of the Licensing Rights and EMS Royalty Rights.

e. At Closing SCRH and EMS shall execute a Cancellation Agreement and Mutual Release Agreement in a form agreeable to both parties canceling the MLA and terminating all of the rights and obligations of the parties thereunder, except for the obligation of EMS to obtain from the Existing Sublicensees all licensing fees generated through the date of Closing and to pay to SCRH the licensing fees due to SCRH through the date of Closing.

4. REPRESENTATIONS AND WARRANTIES OF SCRH. SCRH represents and warrants to 333 and Goldring as follows:

PS CS

a. Organization, Standing and Power. SCRH is a company duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

b. Authority; Binding Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of SCRH. SCRH has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SCRH and is a valid, legal and binding obligation of SCRH enforceable in accordance with its terms.

c. Brokers. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of SCRH is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto or has been employed in connection with any of the transactions contemplated hereby.

d. Conflicts; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by SCRH with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, by-laws, shareholders' agreement or other constituent documents of SCRH, (ii) conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any provision of any contract or agreement of any kind to which SCRH is a party or by which SCRH is bound, (iii) violate any law, regulation, permit, authorization, order or decree applicable to SCRH or (iv) require any consent or approval by, or any notification of, or filing with, any Person (governmental or private), except in the case of

subclauses (ii) or (iii) immediately preceding, those conflicts, breaches, defaults, or violations which, individually or in the aggregate, would not have a material adverse effect on the ability of SCRH to consummate the transactions contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF 333. 333 represents and warrants to SCRH as follows:

   a. Organization, Standing and Power. 333 is a company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

   b. Authority; Binding Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of 333. 333 has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by 333 and is a valid, legal and binding obligation of 333 enforceable in accordance with its terms.

   c. Brokers. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of 333 is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto or has been employed in connection with any of the transactions contemplated hereby.

   d. Conflicts; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by 333 with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, by-laws, shareholders' agreement or other constituent documents of 333, (ii) conflict with or result in a breach or default (or give

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rise to any right of termination, cancellation or acceleration) under any provision of any contract or agreement of any kind to which 333 is a party or by which 333 is bound, (iii) violate any law, regulation, permit, authorization, order or decree applicable to 333 or (iv) require any consent or approval by, or any notification of, or filing with, any Person (governmental or private), except in the case of subclauses (ii) or (iii) immediately preceding, those conflicts, breaches, defaults, or violations which, individually or in the aggregate, would not have a material adverse effect on the ability of 333 to consummate the transactions contemplated by this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF EMS. EMS represents and warrants to SCRH as follows:

a. Organization, Standing and Power. EMS is a company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

b. Authority; Binding Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of EMS. EMS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by EMS and is a valid, legal and binding obligation of EMS enforceable in accordance with its terms.

c. Brokers. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of EMS is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto or has been employed in connection with any of the transactions contemplated hereby.

d. Conflicts; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by EMS with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, by-laws, shareholders' agreement or other constituent documents of EMS, (ii) conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any provision of any contract or agreement of any kind to which EMS is a party or by which EMS is bound, (iii) violate any law, regulation, permit, authorization, order or decree applicable to EMS or (iv) require any consent or approval by, or any notification of, or filing with, any Person (governmental or private), except in the case of subclauses (ii) or (iii) immediately preceding, those conflicts, breaches, defaults, or violations which, individually or in the aggregate, would not have a material adverse effect on the ability of EMS to consummate the transactions contemplated by this Agreement.

7. MISCELLANEOUS

a. Entire Agreement. This Agreement and the schedules and exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

b. Descriptive Headings; Certain Interpretations.

   1. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

   2. Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

3. All references to the singular include the plural and the plural includes the singular as the context may require.

c. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally, by facsimile transmission, sent by U.S. express mail, or a nationally recognized overnight courier services (e.g. Federal Express) or sent by registered or U.S. certified mail, postage prepaid, return receipt requested, addressed as follows: (i) if to 333 to 333's address listed in the preamble, Attn: Richard Goldring, Facsimile: (212) 868-4414; with a copy simultaneously by like means to: Steven Gutstein, Esq., 230 Park Avenue, Suite 422, New York, New York 10169, Facsimile: 212-922-1986; (ii) if to EMS to EMS's address listed in the preamble, Attn: Richard Goldring, Facsimile: (212) 868-4414; with a copy simultaneously by like means to: Steven Gutstein, Esq., 230 Park Avenue, Suite 422, New York, New York 10169, Facsimile: 212-922-1986; (iii) if to SCRH, to SCRH's address listed the preamble, Attn: Curtis Smith; or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when given if delivered by hand or by facsimile transmission, or the next business day after being given if delivered by a nationally recognized overnight courier service or by U.S. express mail, or with respect to all other forms of delivery, when actually delivered at the address specified in this Section or on the fifth Business Day following the date on which such communication is posted, whichever occurs first.

d. Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

e. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent

to any departure here from, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

f. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Any purported assignment not permitted by this section shall be void.

g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. All of the parties hereto irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, County of New York, and all of the parties hereto irrevocably waive the right to a jury trial.

h. Legal Invalidity. If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void the Agreement or affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered as of the day and year first above written.

333 EAST 60TH STREET INC.

By: X [signature]
Name: Elliot OSHER
Title:

By: [signature]
Name: Richard Goldring
Title: PRESIDENT

SCORES HOLDING COMPANY, INC.

By: [signature]
Name: CURTIS SMITH
Title: CFO

[ACKNOWLEDGED AND AGREED TO AS APPLICABLE]
ENTERTAINMENT MANAGEMENT SERVICES, INC.
By: [signature]
Name: Richard Goldring
Title: PRESIDENT

By:
Name: Elliot OSHER
Title: SECRETARY